Exhibit 99.1

Montage Resources Corporation Announces Fourth Quarter and Full Year 2019 Operational and Financial Results

IRVING, TX- March 5, 2020- (BUSINESS WIRE) - Montage Resources Corporation (NYSE:MR) (the “Company” or “Montage Resources”) today announced its fourth quarter and full year 2019 operational and financial results. In addition, the Company will be posting an updated investor presentation to its corporate website.

Fourth Quarter 2019 Highlights:

•	Average net daily production was 623.4 MMcfe per day
•	Average natural gas equivalent realized price was $3.01 per Mcfe, including cash settled derivatives and excluding firm transportation expenses
•	Per unit cash production costs (including lease operating, transportation, gathering and compression, production and ad valorem taxes) were $1.33 per Mcfe
•

Net income was $14.1 million; Income from continuing operations before income taxes was $14.0 million; Adjusted net income[1] was $31.8 million; and Adjusted EBITDAX[1] was $87.6 million, above of analyst consensus expectations

Full Year 2019 Highlights:

•	Average net daily production was 547.8 MMcfe per day
•	Average natural gas equivalent realized price was $3.06 per Mcfe, including cash settled derivatives and excluding firm transportation expense
•	Per unit cash production costs (including lease operating, transportation, gathering and compression, production and ad valorem taxes) were $1.32 per Mcfe
•

Net income was $31.8 million; Income from continuing operations before income taxes was $30.4 million; Adjusted net income[1] was $84.9 million; and Adjusted EBITDAX[1] was $311.1 million, above analyst consensus expectations

.

John Reinhart, President and CEO, commented on the Company’s operational and financial results, “In 2019 the Company delivered higher production, lower operating costs, lower overhead costs, increased net income, improved adjusted EBITDAX1, and lower capital spending than initially guided, all while adding over $275 million in borrowing base capacity and keeping financial leverage2 below 2 times.  I am extremely proud of the team and the numerous successes realized, all while managing through the integration since the transformational Blue Ridge merger one year ago, as well as a challenging commodity price environment. The current operating environment reinforces the importance of being a low-cost producer with high quality assets, maintaining a top performing execution team and having limited commitments.

In 2020, Montage Resources will continue its focus on the execution of a business plan that positions the company favorably with moderate scale, a low-cost structure and solid balance sheet.  We remain advantaged from an operational flexibility standpoint and maintain the optionality to adjust capital expenditures during 2020 as commodity prices dictate in order to target a cash flow positive position. The Company has established a track record of realizing fundamental corporate value enhancements and will continue to evaluate a full range of strategic, tactical and operational opportunities aimed at maximizing long-term shareholder value.”

[1]	Non-GAAP measure. See reconciliation for details
[2]	Based upon net debt to pro forma last twelve months EBITDAX

Operational Discussion

The Company’s production for the three and twelve months ended December 31, 2019 and 2018 is set forth in the following table:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Production:
Natural gas (MMcf)	44,523.6	26,657.3	154,137.5	89,965.7
NGLs (Mbbls)	1,271.4	1,010.5	4,686.3	3,503.1
Oil (Mbbls)	867.5	748.6	2,950.8	2,378.0
Total (MMcfe)	57,357.0	37,211.9	199,960.1	125,252.3

Average daily production volume:
Natural gas (Mcf/d)	483,952	289,753	422,295	246,481
NGLs (Bbls/d)	13,820	10,984	12,839	9,598
Oil (Bbls/d)	9,429	8,137	8,084	6,515
Total (MMcfe/d)	623.4	404.5	547.8	343.2

Financial Discussion

Revenue for the three months ended December 31, 2019 totaled $174.1 million, compared to $171.2 million for the three months ended December 31, 2018.  Adjusted Revenue3, which includes the impact of cash settled derivatives and excludes brokered natural gas and marketing revenue and other revenue, totaled $172.7 million for the three months ended December 31, 2019 compared to $138.7 million for the three months ended December 31, 2018.  Net Income for the three months ended December 31, 2019 was $14.1 million, or $0.39 per share, compared to $36.5 million, or $1.81 per share4, for the three months ended December 31, 2018. Adjusted Net Income3 for the three months ended December 31, 2019 was $31.8 million, or $0.89 per share, compared to $24.6 million, or $1.22 per share4 for the three months ended December 31, 2018. Adjusted EBITDAX3 was $87.6 million for the three months ended December 31, 2019 compared to $80.7 million for the three months ended December 31, 2018.

Revenue for the year ended December 31, 2019 totaled $634.4 million, compared to $515.1 million for the year ended December 31, 2018.  Adjusted Revenue3, which includes the impact of cash settled derivatives and excludes brokered natural gas and marketing revenue and other revenue, totaled $612.0 million for the year ended December 31, 2019 compared to $471.6 million for the year ended December 31, 2018.  Net Income for the year ended December 31, 2019 was $31.8 million, or $0.96 per share, compared to $18.8 million, or $0.94 per share4 for the year ended December 31, 2018.  Adjusted Net Income3 for the year ended December 31, 2019 was $84.9 million, or $2.56 per share, compared to $51.4 million, or $2.57 per share4 for the year ended December 31, 2018.  Adjusted EBITDAX3 was $311.1 million for the year ended December 31, 2019 compared to $261.6 million for the year ended December 31, 2018.

[3]

Adjusted Revenue, Adjusted Net Income and Adjusted EBITDAX are non-GAAP financial measures. Tables reconciling Adjusted Revenue, Adjusted Net Income and Adjusted EBITDAX to the most directly comparable GAAP measures can be found at the end of the financial statements included in this press release.

[4]	Retroactively reflects the 15-to-1 reverse stock split that took place at the close of the merger with Blue Ridge Mountain Resources, Inc. (“Blue Ridge”) on February 28, 2019.

Average realized price calculations for the three and twelve months ended December 31, 2019 and 2018 are set forth in the table below:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Average realized price (excluding cash settled derivatives and firm transportation)
Natural gas ($/Mcf)	$2.19	$3.59	$2.34	$3.05
NGLs ($/Bbl)	18.65	22.40	18.04	24.59
Oil ($/Bbl)	48.90	53.10	49.42	58.12
Total average prices ($/Mcfe)	2.85	4.25	2.96	3.98

Average realized price (including cash settled derivatives, excluding firm transportation)
Natural gas ($/Mcf)	$2.36	$3.05	$2.45	$2.96
NGLs ($/Bbl)	19.14	22.40	18.45	24.32
Oil ($/Bbl)	49.67	46.44	50.01	50.47
Total average prices ($/Mcfe)	3.01	3.73	3.06	3.77

Average realized price (including firm transportation, excluding cash settled derivatives)
Natural gas ($/Mcf)	$1.74	$3.03	$1.88	$2.50
NGLs ($/Bbl)	18.65	22.40	18.04	24.59
Oil ($/Bbl)	48.90	53.10	49.42	58.12
Total average prices ($/Mcfe)	2.50	3.85	2.60	3.59

Average realized price (including cash settled derivatives and firm transportation)
Natural gas ($/Mcf)	$1.92	$2.50	$1.99	$2.41
NGLs ($/Bbl)	19.14	22.40	18.45	24.32
Oil ($/Bbl)	49.67	46.44	50.01	50.47
Total average prices ($/Mcfe)	2.66	3.33	2.70	3.37
*rounded to the nearest penny

The Company’s cash production costs (which include lease operating, transportation, gathering and compression, production and ad valorem taxes) are shown in the table below. Per unit cash production costs, which include $0.35 per Mcfe of firm transportation expense, were $1.33 per Mcfe for the fourth quarter of 2019, a decrease of approximately 1% compared to the fourth quarter of 2018.   For the year ended December 31, 2019 per unit cash production costs, which include $0.36 per Mcfe of firm transportation expense, were $1.32 per Mcfe, a decrease of approximately 6% compared to the year ended December 31, 2018.

General and administrative expense (including one-time merger-related expenses) was $13.9 million and $11.0 million for the three months ended December 31, 2019 and 2018, respectively, and is shown in the table below. Cash general and administrative expense5 (excluding merger-related expenses and stock-based compensation expense) was $9.0 million and $8.2 million for the three months ended December 31, 2019 and 2018, respectively. General and administrative expense per Mcfe (including one-time merger-related expenses) was $0.24 in the three months ended December 31, 2019 compared to $0.30 in the three months ended December 31, 2018. Cash general and administrative expense5 per Mcfe (excluding merger-related expenses and stock-based compensation expense) declined approximately 27% to $0.16 in the three months ended December 31, 2019 compared to $0.22 in the three months ended December 31, 2018.

General and administrative expense (including one-time merger-related expense) was $70.9 million and $44.4 million for the years ended December 31, 2019 and 2018, respectively, and is shown in the table below.  Cash general and administrative expense5 (excluding merger-related expenses and stock-based compensation expense) was $36.6 million and $32.5 million for the years ended December 31, 2019 and 2018, respectively.  General and administrative expense per Mcfe (including one-time merger-related expenses) was $0.35 in the year ended December 31, 2019 compared to $0.35 in the year ended December 31, 2018.  Cash general and administrative expense5 per Mcfe (excluding merger-related expenses and stock-based compensation expense) declined approximately 31% to $0.18 in the year ended December 31, 2019 compared to $0.26 in the year ended December 31, 2018.

[5]

Cash general and administrative expense is a non-GAAP financial measure. A table reconciling cash general and administrative expense to the most directly comparable GAAP measure can be found under “Cash General and Administrative Expense” in this press release.

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Operating expenses (in thousands):
Lease operating	$13,708	$6,263	$43,359	$28,289
Transportation, gathering and compression	58,761	40,640	208,826	138,766
Production and ad valorem taxes	3,622	2,915	12,141	10,141
Total cash production costs	$76,091	$49,818	$264,326	$177,196

Depreciation, depletion, amortization and accretion	42,052	36,268	156,003	134,940
General and administrative[1]	13,867	10,998	70,941	44,389

Operating expenses per Mcfe:
Lease operating	$0.24	$0.17	$0.22	$0.23
Transportation, gathering and compression	1.03	1.09	1.04	1.10
Production and ad valorem taxes	0.06	0.08	0.06	0.08
Total cash production costs	$1.33	$1.34	$1.32	$1.41

Depreciation, depletion, amortization and accretion	0.72	0.97	0.77	1.07
General and administrative[2]	0.24	0.30	0.35	0.35
[1]

Includes stock-based compensation and merger-related expenses of $ 4.9 million and $ 2.8 million for the three months ended December 31, 2019 and 2018, respectively, and $ 34.3 million and $ 11.9 million for the twelve months ended December 31, 2019 and 2018, respectively

[2]

Includes stock-based compensation and merger-related expenses of $ 0.08 per Mcfe and $ 0.08 per Mcfe for the three months ended December 31, 2019 and 2018, respectively, and $ 0.17 per Mcfe and $ 0.09 per Mcfe for the twelve months ended December 31, 2019 and 2018, respectively

Cash Margins

The Company’s cash margins are detailed in the table below:

	Three Months Ended		Three Months Ended
	December 31, 2019	December 31, 2018	September 30, 2019
(per Mcfe)
Average realized price (including cash settled derivatives, excluding firm transportation)	$3.01	$3.73	$2.88
Total cash production costs[1]	1.33	1.34	1.23
Cash production margin	$1.68	$2.39	$1.65
Cash production margin %	56%	64%	57%

Cash production margin	$1.68	$2.39	$1.65
Cash general and administrative expenses[2]	0.16	0.22	0.18
Cash operating margin	$1.52	$2.17	$1.47
Cash operating margin %	50%	58%	51%

Cash operating margin	$1.52	$2.17	$1.47
Interest expense	0.26	0.38	0.27
Corporate cash operating margin[3]	$1.26	$1.79	$1.20
Corporate cash operating margin %	42%	48%	42%

[1]	Includes lease operating, transportation, gathering and compression, production and ad valorem taxes
[2]

Cash general and administrative expense is a non-GAAP financial measure which excludes stock-based compensation expense and merger related expenses, see reconciliation to the most comparable GAAP measure under “Cash General and Administrative Expense” in this press release

[3]

Includes lease operating, transportation, gathering and compression, production and ad valorem taxes, cash general & administrative expense and interest expense.  Cash general and administrative expense is a non-GAAP financial measure which excludes stock-based compensation expense and merger related expenses, see reconciliation to the most comparable GAAP measure under “Cash General and Administrative Expense” in this press release

Capital Expenditures

Fourth quarter 2019 capital expenditures were $81.6 million, including $65.1 million for drilling and completions and $16.5 million for land-related expenditures.

For the year ended December 31, 2019 capital expenditures were $366.2 million, including $339.7 million for drilling and completions, $25.9 million for land-related expenditures, and $0.6 million for corporate-related expenditures.

During the fourth quarter of 2019, the Company commenced drilling 6 gross (5.1 net) operated wells, commenced completions of 5 gross (4.5 net) operated wells and turned to sales 4 gross (3.4 net) operated wells.

During the year ended December 31, 2019, the Company commenced drilling 32 gross (28.2 net) operated wells, commenced completions of 36 gross (30.0 net) operated wells and turned to sales 39 gross (30.8 net) operated wells.

Financial Position and Liquidity

As of December 31, 2019, the Company’s liquidity was $352.9 million, consisting of $12.1 million in cash and cash equivalents and $340.8 million in available borrowing capacity under the Company’s revolving credit facility (after giving effect to outstanding letters of credit issued by the Company of $29.2 million and $130.0 million in outstanding borrowings).

Michael Hodges, Executive Vice President and Chief Financial Officer, commented, “We are very proud of the financial results in 2019 that have allowed Montage to increase its financial strength despite a weakening commodity price environment throughout the year.  In 2019, we increased our net income by approximately 69%, increased our adjusted EBITDAX by approximately 19%, lowered our financial leverage by about 10% and more than doubled our year-end available liquidity as compared to 2018.  We believe the votes of confidence we have received in 2019 from our lending group (an increase in our borrowing base of $275 million) and from the credit ratings agencies (our credit ratings have been reaffirmed or upgraded while many Appalachian peers have been downgraded) provide objective third-party evidence of the financial strength of Montage.  Given our ample liquidity, low leverage and no debt maturities for more than three years, we believe we are uniquely positioned to navigate the current commodity price landscape.

Our gas marketing team’s ability to optimize our production stream continues to allow the Company to achieve an uplift relative to in-basin Appalachian pricing and, when coupled with our highly advantaged Marcellus processing contract, allows the Company to realize one of the best all-in product prices in Appalachia. Moving forward, we believe that Montage’s conservative 2020 operating plan, which incorporates significantly less near-term activity and a capital budget of approximately $200 million (based upon the midpoint of guidance) continues to protect our balance sheet with over 56% of our produced natural gas and 52% of our produced oil hedged at an average of price $2.64 per MMbtu and $57.13 per Bbl, respectively, for 2020."

Commodity Derivatives

The Company engages in a number of different commodity trading program strategies as a risk management tool to attempt to mitigate the potential negative impact on cash flows caused by price fluctuations in natural gas, NGL and oil prices. Below is a table that illustrates the Company’s hedging activities as of December 31, 2019:

Natural Gas Derivatives:

Description	Volume (MMBtu/d)	Production Period	Weighted Average Price ($/MMBtu)
Natural Gas Swaps:
	50,000	January 2020 – December 2020	$2.67
	20,000	January 2020 – March 2020	$2.80
	80,000	January 2020 – June 2020	$2.67
	20,000	April 2020 – June 2020	$2.75
	30,000	July 2020 – December 2020	$2.60
	25,000	January 2020 – March 2021	$2.60
	20,000	July 2020 – March 2021	$2.58
Natural Gas Collars:
Floor purchase price (put)	50,000	January 2020 – December 2020	$2.49
Ceiling sold price (call)	50,000	January 2020 – December 2020	$2.88
Floor purchase price (put)	30,000	January 2020 – March 2020	$2.65
Ceiling sold price (call)	30,000	January 2020 – March 2020	$2.98
Floor purchase price (put)	15,000	April 2020 – June 2020	$2.50
Ceiling sold price (call)	15,000	April 2020 – June 2020	$2.80
Natural Gas Three-way Collars:
Floor purchase price (put)	30,000	January 2020 – December 2020	$2.70
Floor sold price (put)	30,000	January 2020 – December 2020	$2.40
Ceiling sold price (call)	30,000	January 2020 – December 2020	$3.05
Floor purchase price (put)	30,000	January 2020 – March 2020	$2.72
Floor sold price (put)	30,000	January 2020 – March 2020	$2.25
Ceiling sold price (call)	30,000	January 2020 – March 2020	$3.15
Floor purchase price (put)	50,000	January 2020 – June 2020	$2.82
Floor sold price (put)	50,000	January 2020 – June 2020	$2.40
Ceiling sold price (call)	50,000	January 2020 – June 2020	$3.11
Floor purchase price (put)	45,000	January 2021 – December 2021	$2.55
Floor sold price (put)	45,000	January 2021 – December 2021	$2.25
Ceiling sold price (call)	45,000	January 2021 – December 2021	$2.81
Natural Gas Call/Put Options:
Floor sold price (put)	50,000	January 2020 – December 2020	$2.30
Floor sold price (put)	50,000	January 2020 – June 2020	$2.25
Swaption sold price (call)	50,000	January 2021 – December 2021	$2.75
Swaption sold price (call)	50,000	January 2022 – December 2022	$3.00
Basis Swaps:
Appalachia - Dominion	12,500	April 2020 – October 2020	$(0.52)
Appalachia - Dominion	20,000	January 2020 – December 2020	$(0.59)
Appalachia - Dominion	20,000	January 2020 – March 2020	$(0.39)

Oil Derivatives:

Description	Volume (Bbls/d)	Production Period	Weighted Average Price ($/Bbl)
Oil Swaps:
	1,500	January 2020 – December 2020	$57.07
	1,000	July 2020 – December 2020	$56.53
	250	July 2020 – March 2021	$53.20
	250	January 2021 – March 2021	$53.00
Oil Collars:
Floor purchase price (put)	500	January 2020 – December 2020	$50.00
Ceiling sold price (call)	500	January 2020 – December 2020	$64.00
Floor purchase price (put)	500	July 2020 – December 2020	$52.00
Ceiling sold price (call)	500	July 2020 – December 2020	$60.00
Floor purchase price (put)	500	January 2020 – March 2020	$60.00
Ceiling sold price (call)	500	January 2020 – March 2020	$67.00
Oil Three-way Collars:
Floor purchase price (put)	2,000	January 2020 – June 2020	$62.50
Floor sold price (put)	2,000	January 2020 – June 2020	$55.00
Ceiling sold price (call)	2,000	January 2020 – June 2020	$74.00
Oil Call/Put Options:
Swaption sold price (call)	500	January 2021 – December 2021	$56.80
Floor sold price (put)	500	July 2020 – December 2020	$45.00

NGL Derivatives:

Description	Volume (Bbls/d)	Production Period	Weighted Average Price ($/Bbl)
Propane Swaps:
	750	January 2020 – December 2020	$21.46

Guidance

The Company is reiterating first quarter and full year 2020 guidance as set forth in the table below:

	Q1 2020	FY 2020
Production MMcfe/d	585 - 600	570 - 590
% Gas	79% - 81%	79% - 81%
% NGL	11% - 13%	11% - 13%
% Oil	7% - 9%	7% - 9%
Gas Price Differential ($/Mcf)[1,2]	$(0.10) - $(0.20)	$(0.20) - $(0.30)
Oil Differential ($/Bbl)[1]	$(7.75) - $(8.75)	$(7.75) - $(8.75)
NGL Prices (% of WTI)[1]	30% - 35%	30% - 35%
Cash Production Costs ($/Mcfe)[3]	$1.25 - $1.35	$1.25 - $1.35
Cash G&A ($mm)[4]	$9 - $11	$33 - $37
CAPEX ($mm)		$190 - $210
[1]	Excludes impact of hedges
[2]	Excludes the cost of firm transportation
[3]	Includes lease operating, transportation, gathering and compression, production and ad valorem taxes
[4]

Non-GAAP financial measure which excludes stock-based compensation expense and merger related expenses, see reconciliation to the most comparable GAAP measure under “Cash General and Administrative Expense” in this press release

Conference Call

A conference call to review the Company’s fourth quarter and full year 2019 financial and operational results is scheduled for Friday March 6, 2020, at 10:00 a.m. Eastern Time. To participate in the call, please dial 877-709-8150 or 201-689-8354 for international callers and reference Montage Resources Full Year 2019 Earnings Call. A replay of the call will be available through May 6, 2020. To access the phone replay, dial 877-660-6853 or 201-612-7415 for international callers. The conference ID is 13699118. A live webcast of the call may be accessed through the Investor Center on the Company’s website at www.montageresources.com. The webcast will be archived for replay on the Company’s website for six months.

MONTAGE RESOURCES CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	December 31, 2019	December 31, 2018
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$12,056	$5,959
Accounts receivable	77,402	119,332
Assets held for sale	1,047	—
Other current assets	35,509	8,639
Total current assets	126,014	133,930

PROPERTY AND EQUIPMENT
Oil and natural gas properties, successful efforts method:
Unproved properties	508,576	482,475
Proved oil and gas properties, net	1,251,105	807,583
Other property and equipment, net	11,226	6,300
Total property and equipment, net	1,770,907	1,296,358

OTHER NONCURRENT ASSETS
Other assets	7,616	3,481
Operating lease right-of-use assets	36,975	—
Assets held for sale	9,665	—
TOTAL ASSETS	$1,951,177	$1,433,769

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$119,907	$116,735
Accrued capital expenditures	43,500	12,979
Accrued liabilities	53,866	56,909
Accrued interest payable	21,308	21,661
Liabilities associated with assets held for sale	2,815	—
Operating lease liability	12,666	—
Total current liabilities	254,062	208,284

NONCURRENT LIABILITIES
Debt, net of unamortized discount and debt issuance costs	500,541	497,778
Revolving credit facility	130,000	32,500
Asset retirement obligations	29,877	7,110
Other liabilities	8,029	611
Operating lease liability	24,569	—
Liabilities associated with assets held for sale	7,013	—
Total liabilities	954,091	746,283
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock, 50,000,000 authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 1,000,000,000 authorized, 35,770,934 and 20,169,063 shares issued and outstanding, respectively	383	3,043
Additional paid in capital	2,352,309	2,065,119
Treasury stock, shares at cost; 2,508,485 and 1,747,624 shares, respectively	(10,049)	(3,357)
Accumulated deficit	(1,345,557)	(1,377,319)
Total stockholders’ equity	997,086	687,486
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,951,177	$1,433,769

MONTAGE RESOURCES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(In thousands, except per share data)

	For the Year Ended December 31,
	2019	2018	2017
REVENUES
Natural gas, oil and natural gas liquids sales	$591,699	$498,593	$380,178
Brokered natural gas and marketing revenue	42,274	16,552	3,481
Other revenue	468	—	—
Total revenues	634,441	515,145	383,659

OPERATING EXPENSES
Lease operating	43,359	28,289	20,525
Transportation, gathering and compression	208,826	138,766	124,839
Production and ad valorem taxes	12,141	10,141	8,490
Brokered natural gas and marketing expense	42,700	16,886	3,191
Depreciation, depletion, amortization and accretion	156,003	134,940	119,362
Exploration	58,917	49,563	50,208
General and administrative	70,941	44,389	44,553
Rig termination and standby	1,081	—	1
Gain on sale of assets	(476)	(1,815)	(179)
Other expense	60	—	—
Total operating expenses	593,552	421,159	370,990
OPERATING INCOME	40,889	93,986	12,669
OTHER INCOME (EXPENSE)
Gain (loss) on derivative instruments	48,596	(21,169)	45,365
Interest expense, net	(59,055)	(53,990)	(49,490)
Other income (expense)	16	(1)	(19)
Total other expense, net	(10,443)	(75,160)	(4,144)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	30,446	18,826	8,525
Income tax benefit (expense)	—	—	—
INCOME FROM CONTINUING OPERATIONS	30,446	18,826	8,525
Income from discontinued operations, net of income tax	1,316	—	—
NET INCOME	$31,762	$18,826	$8,525

EARNINGS PER SHARE OF COMMON STOCK
Basic:
Weighted average common stock outstanding	33,211	19,999	17,479
Income from continuing operations	$0.92	$0.94	$0.49
Income from discontinued operations	0.04	—	—
Net income	$0.96	$0.94	$0.49

Diluted:
Weighted average common stock outstanding	33,324	20,087	17,679
Income from continuing operations	$0.91	$0.94	$0.48
Income from discontinued operations	0.04	—	—
Net income	$0.95	$0.94	$0.48

Adjusted Revenue

Adjusted revenue is a non-GAAP financial measure.  The Company defines adjusted revenue as follows: total revenues plus or minus net cash receipts or payments on settled derivative instruments less brokered natural gas and marketing revenue and other revenue.  The Company believes adjusted revenue provides investors with helpful information with respect to the performance of the Company’s operations and management uses adjusted revenue to evaluate its ongoing operations and for internal planning and forecasting purposes. See the table below, which reconciles adjusted revenue and total revenues for the three and twelve months ended December 31, 2019 and 2018.

	Three Months Ended December 31,		Year Ended December 31,
$ thousands	2019	2018	2019	2018
Total revenues	$174,108	$171,208	$634,441	$515,145
Net cash receipts (payments) on derivative instruments	9,251	(19,261)	20,323	(26,985)
Brokered natural gas and marketing revenue	(10,527)	(13,235)	(42,274)	(16,552)
Other revenue	(161)	—	(468)	—
Adjusted revenue	$172,671	$138,712	$612,022	$471,608

Adjusted Net Income (Loss)

Adjusted net income (loss) represents income (loss) from continuing operations before income taxes adjusted for certain non-cash items as set forth in the table below. We believe adjusted net income (loss) is used by many investors and published research in making investment decisions and evaluating operational trends of the Company and its performance relative to other oil and gas producing companies.  Adjusted net income (loss) is not a measure of net income (loss) from continuing operations as determined by GAAP.  See the table below for a reconciliation of adjusted net income (loss) and net income (loss) from continuing operations before income taxes, which retroactively reflects the 15-to-1 reverse stock split that took place at the close of the merger with Blue Ridge on February 28, 2019, for the three and twelve months ended December 31, 2019 and 2018.

	Three Months Ended December 31,		Year Ended December 31,
$ thousands	2019	2018	2019	2018
Income from continuing operations before income taxes, as reported	$14,036	$36,489	$30,446	$18,826
(Gain) loss on derivative instruments	(7,977)	(2,886)	(48,596)	21,169
Net cash receipts (payments) on settled derivatives	9,251	(19,261)	20,323	(26,985)
Rig termination and standby	(140)	—	1,081	—
Dry hole and other	1,855	525	2,018	716
Stock-based compensation	1,171	1,761	8,784	7,891
Impairment of unproved properties	9,600	6,971	45,757	27,608
(Gain) loss on sale of assets	255	(1)	(476)	(1,815)
Merger-related expenses	3,728	1,024	25,539	4,017
Income before income taxes, as adjusted	31,779	24,622	84,876	51,427
Adjusted net income	$31,779	$24,622	$84,876	$51,427

Net income per Common Share
Basic	$0.39	$1.81	$0.96	$0.94
Diluted	$0.39	$1.80	$0.95	$0.94

Adjusted net income per Common Share
Basic	$0.89	$1.22	$2.56	$2.57
Diluted	$0.89	$1.22	$2.55	$2.56

Weighted Average Common Shares Outstanding
Basic	35,769	20,154	33,211	19,999
Diluted	35,841	20,258	33,324	20,087

Adjusted EBITDAX

Adjusted EBITDAX is a supplemental non-GAAP measure that is used by the Company to evaluate its financial results. The Company defines Adjusted EBITDAX as net income or loss before interest expense; income taxes; impairments; depreciation, depletion, amortization and accretion; gain or loss on derivative instruments; net cash receipts or payments on settled derivative instruments, and premiums paid or received on options that settled during the period; non-cash compensation expense; gain or loss from sale of interest in gas properties; exploration expenses; and other unusual or infrequent items set forth in the table below. Adjusted EBITDAX is not a measure of net income or loss as determined by GAAP.  See the table below for a reconciliation of Adjusted EBITDAX to net income or net loss.

	Three Months Ended December 31,		Year Ended December 31,
$ thousands	2019	2018	2019	2018
Net income	$14,067	$36,489	$31,762	$18,826
Depreciation, depletion, amortization and accretion	42,052	36,268	156,003	134,940
Exploration expense	10,315	13,336	58,917	49,563
Rig termination and standby	(140)	—	1,081	—
Stock-based compensation	1,171	1,761	8,784	7,891
(Gain) loss on sale of assets	255	(1)	(476)	(1,815)
(Gain) loss on derivative instruments	(7,977)	(2,886)	(48,596)	21,169
Net cash receipts (payments) on settled derivatives	9,251	(19,261)	20,323	(26,985)
Interest expense, net	14,914	14,015	59,055	53,990
Other (income) expense	(8)	—	(16)	1
Merger-related expenses	3,728	1,024	25,539	4,017
Income from discontinued operations	(31)	—	(1,316)	—
Adjusted EBITDAX	$87,597	$80,745	$311,060	$261,597

Cash General and Administrative Expenses

Cash general and administrative expenses is a non-GAAP financial measure used by the Company to provide a measure of administrative expenses used by many investors and in published research in making investment decisions and evaluating operational trends of the Company. See the table below for a reconciliation of Cash General and Administrative Expenses and General and Administrative Expenses.

	Three Months Ended December 31,		Year Ended December 31,		Guidance
$ thousands	2019	2018	2019	2018	For the Three Months Ending March 31, 2020	For the Year Ending December 31, 2020
General and administrative expenses, estimated to be reported	$13,867	$10,998	$70,941	$44,389	$10,000-$14,000	$39,000-$46,000
Stock-based compensation expenses	(1,171)	(1,761)	(8,784)	(7,891)	(1,000 - 2,000)	(6,000 - 8,000)
Cash general and administrative expenses	$12,696	$9,237	$62,157	$36,498	$9,000-$12,000	$33,000-$38,000
Merger-related expenses	(3,728)	(1,024)	(25,539)	(4,017)	(0 - 1,000)	(0 - 1,000)
Cash general and administrative expenses, excluding merger-related expenses	$8,968	$8,213	$36,618	$32,481	$9,000-$11,000	$33,000-$37,000

About Montage Resources

Montage Resources is an exploration and production company with approximately 195,000 net effective core undeveloped acres currently focused on the Utica and Marcellus Shales of Southeast Ohio, West Virginia and North Central Pennsylvania. For more information, please visit the Company’s website at www.montageresources.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this press release, including statements regarding Montage Resources’ strategy, future operations, financial position, estimated revenues and income/losses, projected costs and capital expenditures, and prospects, and plans and objectives of management are forward-looking statements. When used in this press release, the words “plan,” “endeavor,” “will,” “would,” ”should,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “continue,” “position,” “potential,” “committed,” “target, ”project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Montage Resources’ current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk

Factors” in Montage Resources’ Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2019 (the “2018 Annual Report”), in “Item 1A. Risk Factors” of Montage Resources’ Quarterly Reports on Form 10-Q and in Montage Resources’ other filings and reports with the Securities and Exchange Commission. Annual Report on form 10-K for the fiscal year ended December 31, 2019, expected to be filed with the Securities and Exchange Commission on or about March 6, 2020.

Forward-looking statements may include, but are not limited to, statements about business strategy; reserves; general economic conditions; financial strategy, liquidity and capital required for developing its properties and timing related thereto; realized natural gas, NGLs and oil prices; timing and amount of future production of natural gas, NGLs and oil; hedging strategy and results; future drilling plans; competition and government regulations, including those related to hydraulic fracturing; the anticipated benefits under commercial agreements; marketing of natural gas, NGLs and oil; leasehold and business acquisitions; the costs, terms and availability of gathering, processing, fractionation and other midstream services; the costs, terms and availability of downstream transportation services; credit markets; uncertainty regarding future operating results, including initial production rates and liquid yields in type curve areas; and plans, objectives, expectations and intentions contained in this press release that are not historical, including, without limitation, the guidance set forth herein.

Montage Resources cautions you that all these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control, incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil. These risks include, but are not limited to, legal and environmental risks, drilling and other operating risks, regulatory changes, commodity price volatility and declines in the price of natural gas, NGLs, and oil, inflation, lack of availability of drilling, production and processing equipment and services, counterparty credit risk, the uncertainty inherent in estimating natural gas, NGLs and oil reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under the heading “Risk Factors” in the 2018 Annual Report, in “Item 1A. Risk Factors” of Montage Resources’ Quarterly Reports on Form 10-Q and in Montage Resources’ other filings and reports with the Securities and Exchange Commission.

All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement and are based on assumptions that Montage Resources believes to be reasonable but that may not prove to be accurate. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Montage Resources or persons acting on its behalf may issue. Except as otherwise required by applicable law, Montage Resources disclaims any duty to update any forward-looking statements to reflect new information or events or circumstances after the date of this press release.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Contact:

Montage Resources Corporation

Douglas Kris, Investor Relations

469-444-1736

dkris@mresources.com